SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  July 25, 2003


                            NewPower Holdings, Inc.

            (Exact Name of Registrant as Specified in Its Charter)

 Delaware                          1-16157                         52-2208601
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(State or Other Jurisdiction      (Commission               (IRS Employer
of Incorporation)                 File Number)              Identification No.)


93 Cherry Street, New Cannan, CT                     06480
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(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (203) 966-2880





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Item 5. Other Events.

         As previously reported, on June 11, 2002, NewPower Holdings, Inc. (the "Company") and its wholly owned subsidiaries, TNPC Holdings, Inc. and The New Power Company (collectively, the "Debtors"), each filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court") (Case No. 02-10835). The Debtors manage, and will continue to manage, their properties and operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

         The Company filed its monthly operating report for the period of May 31 - June 30, 2003 (the "June Monthly Operating Report") with the Bankruptcy Court on July 25, 2003. A copy of the June Monthly Operating Report is attached to this report as Exhibit 99.1 and incorporated in this report by reference.*

         THE JUNE MONTHLY OPERATING REPORT CONTAINS INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, HAS NOT BEEN PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

         The Company cautions readers not to place undue reliance upon the information contained in the June Monthly Operating Report, which contains unaudited information, and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the June Monthly Operating Report is complete. The June Monthly Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended.

Item 5. Other Events.

         On July 22, 2003, the Company disclosed in a Form 8-K, that on July 13, 2003, the law firm of Arnold & Porter delivered to the independent members of the board of directors of the Company a report (the "Report") with respect to certain claims against certain past officers of the Company.

         Subsequently, William I Jacobs, former chief financial officer of the Company, and the Company have entered into a settlement agreement, subject to bankruptcy court approval, by which Mr. Jacobs agreed to reimburse the Company, plus interest for (i) certain claims arising from the personal use of a corporate jet chartered by NewPower in 2000 and 2001; (ii) claims arising from payment of country club dues in 2000; and (iii) claims arising from payment in 2001 of taxes resulting from the vesting of restricted stock. The aggregate amount that Mr. Jacobs agreed to reimburse the Company was $290,604.35, $28,595.35 less than the $319,199.77 in aggregate claims that the Report recommended Mr. Jacobs reimburse the Company as previously reported. As part of the settlement negotiations, Mr. Jacobs submitted facts with respect to three flights that led the Company to agree to treat them as business expenses. Mr. Jacobs cooperated fully in the inquiry that led to the Report.




*Certain attachments to the June Monthly Operating Report are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the Company undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.





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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibit No.     Description.

        99.1   Monthly Operating Report for the period May 31- June 30, 2003.





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: July 30, 2003


                                     NEWPOWER HOLDINGS, INC.


                                     By:  /s/  M. Patricia Foster
                                         -----------------------------
                                         Name:   M. Patricia Foster
                                         Title:  President & Co-Chief Executive
                                                 Officer



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                                 EXHIBIT INDEX

                  The following exhibit is filed herewith:


Exhibit No.                         Description
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99.1     Monthly Operating Report for the period May 31 - June 30, 2003.



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